UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2022, Lineage Cell Therapeutics, Inc. (“Lineage,” “we,” “us,” “our,” or the “Company”) appointed Jill A. Howe as its Chief Financial Officer, effective November 14, 2022. In this capacity, Ms. Howe will serve as the Company’s principal financial and accounting officer.

Ms. Howe, 46, most recently served as the Chief Financial Officer of DTx Pharma, Inc., a biotechnology company, a position she held from June 2021 through July 2022. Prior to joining DTx Pharma, from January 2018 to June 2021, Ms. Howe served as Vice President of Finance and Treasurer for Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company. Prior to Gossamer Bio, she served as Controller & Director of Finance of Amplyx Pharmaceuticals, Inc., a biopharmaceutical company, from March 2016 to December 2017. She previously held positions, including as Controller and Director of Finance, at Receptos, Inc., a biotechnology company, and at Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company. Since November 2021, Ms. Howe has served on the board of directors of, and as the chair of the audit committee and as a member of the nominating committee of, Biora Therapeutics, Inc. (Nasdaq: BIOR), and since October 2021, has served on the board of directors of Codagenix Inc. Ms. Howe earned a B.S. in Accountancy from San Diego State University.

In connection with her appointment as Chief Financial Officer, we entered into an employment agreement with Ms. Howe on the standard form that we entered into with our other executive officers. The following is a brief description of certain terms of her employment agreement:

●	Ms. Howe (a) will receive an annual salary of $415,000, which may be increased from time to time by our Board of Directors or its Compensation Committee in their sole discretion; (b) will receive a one-time sign-on bonus of $50,000; and (c) is eligible for an annual bonus targeted at a percentage of her then annual salary (which is currently 40%); the annual bonus target percentage may be increased from time to time by our Board of Directors or its Compensation Committee in their sole discretion, and the amount of her annual bonus, if any, is subject to the approval of our Board of Directors or its Compensation Committee in their sole discretion, and will be pro-rated for 2022.

●	Ms. Howe may be eligible to participate in certain retirement, pension, life, health, accident and disability insurance, equity incentive plan or other similar employee benefit plans we may adopt for our executive officers or other employees, and will receive paid time off and will be reimbursed for reasonably incurred travel and business expenses, in each case, in accordance with our company policies.

●	Ms. Howe’s employment is “at will” and may be terminated at any time by her or us with or without cause.

●	Ms. Howe will receive a stock option to purchase up to 1,000,000 shares of our common stock, 25% of the shares underlying the option will vest on the first anniversary of her start date with us and the remainder will vest in 36 equal monthly installments thereafter, subject to her continued employment with us on each such date and the terms and provisions of our 2021 Equity Incentive Plan. The exercise price of the option will be the closing price of our common stock on her start date.

●	The following summarizes the payments and other benefits to which Ms. Howe may be entitled if her employment is terminated for the reason specified.

Reason for Termination		Accrued Benefits	Cash Payments(1)	Other Benefits

●	By us for cause (as defined in the agreement)	We must pay Ms. Howe:	None.	None.
●	By Ms. Howe without good reason (as defined in the agreement)	● all accrued but unpaid salary earned prior to or as of the date of termination; and

●	Ms. Howe’s death or disability (as defined in the agreement)	● all accrued and unused paid time off earned prior to or as of the date of termination.

●	By us without cause	Same as above.	We must pay Ms. Howe:	We must pay 100% of the premium of any health insurance benefits under a company employee health insurance plan subject to COBRA for 9 months.

●	By Ms. Howe with good reason		● an amount equal to 9 months of her then-current base salary, payable in installments; and
● a pro rata portion of her target bonus for the year in which employment was terminated, payable in installments.

●	By us without cause or by Ms. Howe with good reason within three months before or one-year after a change of control	Same as above.	Same as above except both payments are payable in a lump sum and the number of months of base salary increases to 12 and the percentage of the target bonus increases to 100%.

Same as above except the number of months is 12.

Accelerated vesting of all then unexpired, unvested equity awards granted to Ms. Howe (with such acceleration occurring on the later of the change of control or the termination of employment) other than any awards that include both a performance-based vesting condition and a time-based vesting condition or that vest solely upon the achievement of a performance-based vesting condition (unless such performance-based vesting condition has been satisfied as of the date of termination).

(1) Payment and benefits are conditioned on Ms. Howe executing and delivering a release of claims in our favor.

All payments made and benefits to Ms. Howe under her employment agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, and, to the extent practicable, her employment agreement will be interpreted and administered in a manner so that any amount or benefit payable thereunder will be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder.

The foregoing description of Ms. Howe’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, a copy of which Lineage expects to file as an exhibit to its annual report on Form 10-K for the fiscal year ended December 31, 2022.

Ms. Howe has no family relationship with any directors or executive officers of Lineage, nor are there any arrangements or understandings between Ms. Howe and any other persons pursuant to which she was selected as an officer of Lineage. There are no current or proposed related party transactions between Ms. Howe and Lineage, or any transactions involving a member of her immediate family, that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. Howe’s appointment as Chief Financial Officer, effective November 14, 2022, Brian M. Culley, Lineage’s Chief Executive Officer, will cease serving as Lineage’s interim Chief Financial Officer and principal financial officer, and Alexandra Hernandez, Lineage’s Sr. Director of Finance and Controller, will cease serving as Lineage’s interim principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: October 31, 2022	By:	/s/ George A. Samuel III
	Name:	George A. Samuel III
	Title:	General Counsel and Corporate Secretary

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